Exhibit 10.1

Confidential treatment has been requested for redacted portions of this exhibit.

This copy omits the information subject to the confidentiality request. Omissions are designated as ******.

CONVERTIBLE NOTE PURCHASE AGREEMENT

dated as of June 12, 2026

between

Lotus Technology Inc.

and

Geely International (Hong Kong) Limited

CONVERTIBLE NOTE PURCHASE AGREEMENT

This CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of June 12, 2026, is entered into by and between (i) Lotus Technology Inc., an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”), and (ii) Geely International (Hong Kong) Limited, a company limited by shares incorporated under the laws of Hong Kong (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser desires to subscribe for and purchase, and the Company desires to issue and sell, the Convertible Note pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, agrees as follows:

ARTICLE I
DEFINITION AND INTERPRETATION

SECTION 1.01         Definition, Interpretation and Rules of Construction

(a)     As used in this Agreement, the following terms have the following meanings:

“ADSs” means the American depositary shares of the Company, each representing one (1) Ordinary Share of the Company as of the date hereof.

“ADRs” means the American depositary receipts issued by the relevant depositary evidencing the ADSs.

“Affiliate” means in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“ATW 2025 CB Purchase Agreement” means the securities purchase agreement entered into between the Company and an institution investor affiliated with ATW, pursuant to which the Company agrees to issue and sell convertible notes for up to an aggregate principal amount of US$300.0 million.

“Business Day” means any day other than a Saturday, Sunday or another day on which commercial banks in the People’s Republic of China (the “PRC” or “China”, which for the purpose of this Agreement shall exclude Hong Kong, Macau Special Administrative Region and Taiwan Region), Hong Kong or New York are required or authorized by law or executive order to be closed.

“Company SEC Documents” means all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required to be filed or furnished by the Company with the SEC pursuant to the Exchange Act and the Securities Act and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, in each case, filed or furnished with the SEC.

“Company Securities” means (i) Ordinary Shares, (ii) securities convertible into or exchangeable for Ordinary Shares, (iii) any options, warrants or other rights to acquire Ordinary Shares (including any awards under the employee stock incentive plan) and (iv) any depository receipts or similar instruments issued in respect of Ordinary Shares.

“Condition” means any condition to any Party’s obligation to effect the Closing as set forth in ARTICLE III, and collectively, the “Conditions”.

“CSRC” means the China Securities Regulatory Commission.

“Employee Benefit Plan” means any written plan, program, policy, contract or other arrangement providing for severance, termination pay, deferred compensation, performance awards, share or share-related awards, housing funds, insurance arrangements, fringe benefits, perquisites, superannuation funds retirement benefits, pension schemes or other employee benefits, that is maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or would reasonably expect to have any liability or obligation, other than, in each case, one that is sponsored and maintained by a Governmental Authority;

“Environment” means land (including, without limitation, surface land, sub-surface strata and natural and man-made structures), water (including, without limitation, coastal and inland waters, surface waters, ground waters and water in drains and sewers), and air.

“Environmental Law” means all Applicable Laws in relation to (i) pollution or contamination of the Environment; (ii) the production, storage, use, transport, disposal, release or discharge of hazardous substances; (iii) the exposure of any person or other living organism to hazardous substances; or (iv) the creation of any noise, vibration or other material adverse impact on the Environment.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Fundamental Warranties” means any representations and warranties of the Company contained in Section 4.01(a) to Section 4.01(f) and Section 4.01(i).

“GAAP” means generally accepted accounting principles in the United States.

“Hong Kong” means Hong Kong Special Administrative Region.

“Material Adverse Effect” with respect to a party means any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (i) the financial condition, assets, liabilities, results of operations, business or operations of such party and its Subsidiaries taken as a whole, or (ii) the ability of such party to consummate the transactions contemplated by the Transaction Agreements and to timely perform its obligations hereunder and thereunder, except to the extent that any such material adverse effect results from (a) changes in generally accepted accounting principles that are generally applicable to comparable companies (to the extent not materially disproportionately affecting such party and its Subsidiaries), (b) changes in general economic and market conditions and capital market conditions or changes affecting any of the industries in which such party and its Subsidiaries operate generally (in each case to the extent not materially disproportionately affecting such party and its Subsidiaries), (c) the announcement or disclosure of this Agreement or any other Transaction Agreement or the consummation of the transactions hereunder or thereunder, or any act or omission required or specifically permitted by this Agreement and/or any other Transaction Agreement; (d) any pandemic, earthquake, typhoon, tornado or other natural disaster or similar force majeure event, (e) in the case of the Company, any failure to meet any internal or public projections, forecasts, or guidance, or (f) in the case of the Company, any change in the Company’s stock price or trading volume, in and of itself; provided, however, that the underlying causes giving rise to or contributing to any such change or failure under sub-clause (e) or (f) shall not be excluded in determining whether a Material Adverse Effect has occurred except to the extent such underlying causes are otherwise excluded pursuant to any of sub-clauses (a) through (d).

“Ordinary Share” means an ordinary share of a par value of US$0.00001 in the capital of the Company.

“Parties” means, collectively, the Company and the Purchaser.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Subsidiary” of a party means any organization or entity, whether incorporated or unincorporated, which is controlled by such party.

“Significant Subsidiaries” has the meaning given to it in Article 1, Rule 1-02 of Regulation S-X under the U.S. Securities Exchange Act of 1934, as amended.

“Transaction Agreements” means, collectively, this Agreement and the Convertible Note and each of the other agreements and documents entered into or delivered by the parties hereto or their respective Affiliates in connection with the transactions contemplated by this Agreement.

“Underlying ADSs” means the ADSs issuable upon conversion and registration with the SEC.

(b)     Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
“Agreement”	Preamble
“Bankruptcy and Equity Exception”	4.01(b)
“Claim Notice”	6.02(a)
“Closing”	2.02(a)
“Closing Date”	2.02(a)
“Company”	Preamble
“Confidential Information”	7.12(a)
“Convertible Note”	2.01
“Conversion Shares”	2.01
“Encumbrances”	4.01(d)
“EU”	4.01(cc)
“Governmental Authority”	3.01(a)
“HMT”	4.01(cc)
“Indemnifying Party”	6.01
“Indemnified Party”	6.01
“Indemnity Notice”	6.03
“Intellectual Property”	4.01(u)
“Losses”	6.01
“Material Contracts”	4.01(r)
“MFN Period”	5.03
“OFAC”	4.01(cc)
“Permits”	4.01(g)
“Purchase Price”	2.01
“Purchaser”	Preamble
“Returns”	4.01(w)
“Sanctions”	4.01(cc)
“Tax”	4.01(w)
“Third Party Claim”	6.02(a)
“UNSC”	4.01(cc)

(c)     In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i)         The words “Party” and “Parties” shall be construed to mean a party or the parties to this Agreement, and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(ii)        When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule or clause, such reference is to an Article, Section, Exhibit, Schedule or clause of this Agreement.

(iii)       The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(iv)      Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(v)       The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(vi)      All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(vii)      The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(viii)     The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(ix)       The term “$” means United States Dollars.

(x)        The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(xi)        References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

(xii)      A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(xiii)      References herein to any gender include the other gender.

(xiv)     The Parties hereto have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

ARTICLE II
PURCHASE AND SALE; CLOSING

SECTION 2.01         Issuance, Sale and Purchase of the Convertible Note.

Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Purchaser hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Purchaser a senior convertible note in the form attached hereto as Exhibit A (the “Convertible Note”), convertible into certain number of Ordinary Shares of the Company or ADSs at the option of the holder or holders of the Convertible Note (the “Conversion Shares”) on, and subject to, the terms and conditions set forth in the Convertible Note, for an aggregate purchase price of US$128,324,684.58 (the “Purchase Price”).

SECTION 2.02          Closing.

(a)     Closing. Subject to satisfaction or, to the extent permissible, waiver by the Party or Parties entitled to the benefit of the relevant Conditions, of all the Conditions applicable to the Closing (other than Conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at the Closing), the closing of the sale and purchase of the Convertible Note pursuant to this Section 2.02(a) (the “Closing”) shall take place remotely by electronic means on the earlier of (i) the third (3rd) Business Day after the date on which the Conditions applicable to the Closing (other than the Conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at the Closing) are satisfied, or (ii) any other earlier time before such date as may be agreed by the Purchaser and the Company in writing (the “Closing Date”).

(b)     Payment and Delivery.

(i)         At the Closing, the Purchaser shall arrange for electronic funds transfer in immediately available funds of the Purchase Price in U.S. dollars to such bank account designated in writing by the Company to the Purchaser on the date of this Agreement; and

(ii)        At the Closing, the Company shall deliver:

(1)         the duly executed Convertible Note dated as of the Closing Date and issued in the name of the Purchaser;

(2)         copies of all the written consents and waivers referred to in Section 3.02(g); and

(3)         copies of the certificate referred to in Section 3.02(h).

(c)     Restrictive Legend. Each certificate representing any Ordinary Shares received by the Purchaser after conversion of the Convertible Note on, and subject to, the terms and conditions set forth in the Convertible Note shall be endorsed with the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS, AND (B) UNLESS IN COMPLIANCE WITH THE CONVERTIBLE NOTE PURCHASE AGREEMENT BETWEEN THE COMPANY AND GEELY INTERNATIONAL (HONG KONG) LIMITED, DATED JUNE 12, 2026 (THE “PURCHASE AGREEMENT”). ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS OR ANY OTHER RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT SHALL BE VOID.

ARTICLE III
CONDITIONS TO THE CLOSING

SECTION 3.01          Conditions to Obligations of Both Parties.

(a)     No United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury) (each, a “Governmental Authority”) shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, injunction, order or decree (in each case, whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by the Transaction Agreements.

(b)     No action, suit, proceeding or investigation shall have been instituted or threatened by a Governmental Authority or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by the Transaction Agreements.

SECTION 3.02          Conditions to Obligations of Purchaser.

The obligations of the Purchaser to subscribe for, purchase and pay for the Convertible Note as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

(a)     The Fundamental Warranties shall have been true and correct in all respects on the date of this Agreement and true and accurate on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specific date, in which case on and as of such specified date). Other representations and warranties of the Company contained in Section 4.01 of this Agreement shall have been true and correct on the date of this Agreement, and true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date).

(b)    The Company shall have performed and complied with all, and not be in breach or default in under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date in all material aspects.

(c)     There shall have been no Material Adverse Effect with respect to the Company.

(d)     All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Convertible Note and the Company’s execution, delivery and performance of this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby shall have been completed.

(e)     No stop order or suspension of trading shall have been imposed by the NASDAQ Stock Exchange, the SEC or any other Governmental Authority with respect to the public trading of the ADSs.

(f)     The Company shall have duly executed and delivered or shall have caused to be duly executed and delivered each Transaction Agreement to which it is a party to the Purchaser at or prior to the Closing.

(g)    All consents required to be obtained by the Company in connection with the issuance and sale of the Convertible Note and the Company’s execution, delivery and performance of this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby shall have been obtained.

(h)     The Purchaser shall have received a certificate signed by a director of the Company confirming the satisfaction of Sections 3.02 (a) to (g) above.

SECTION 3.03          Conditions to Obligations of the Company.

The obligations of the Company to issue and sell the Convertible Note to the Purchaser as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(a)     The representations and warranties of the Purchaser contained in Section 4.02 of this Agreement shall have been true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, true and correct in all respects) on the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date; provided that each representation and warranty of the Purchaser contained in Sections 4.02(a) to 4.02(c) of this Agreement shall have been true and correct in all respects on the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

(b)    The Purchaser shall have performed and complied with all, and not be in breach or default under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(c)     The Purchaser shall have duly executed and delivered each Transaction Agreement to which it is a party to the Company at or prior to the Closing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01          Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date that, except as set forth in the Company SEC Documents:

(a)     Due Formation. The Company is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of the Company and the Company’s Subsidiaries is duly formed, validly existing and in good standing in the jurisdiction of its organization. Each of the Company and the Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted.

(b)    Authority; Valid Agreement. The Company has all requisite legal power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party and each other agreement, certificate, document and instrument to be executed by the Company pursuant to this Agreement and each other Transaction Agreement. The execution, delivery and performance by the Company of this Agreement and each other Transaction Agreement to which it is a party and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and each other Transaction Agreements to which it is a party will be duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, constitutes (or, when executed and delivered in accordance herewith will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar law affecting creditors’ rights and remedies generally (the “Bankruptcy and Equity Exception”). Without limiting the generality of the foregoing, as of the Closing, no approval by the shareholders of the Company is required in connection with this Agreement or other Transaction Agreements, the performance by the Company of its obligations hereunder or thereunder, or the consummation by the Company of the transactions contemplated hereby or thereby, except for those that have been obtained, waived or exempted at or prior to the Closing.

(c)     Convertible Note. The Convertible Note, when issued and delivered by the Company, will constitute direct, unconditional, unsubordinated obligations of the Company and will at all times rank senior to all present and future unconditional and unsubordinated obligations of the Company and its Subsidiaries (other than (i) those preferred by Applicable Law that are mandatory and of general application and (ii) the initial note in the original principal amount of US$10,000,000 issued pursuant to the ATW 2025 CB Purchase Agreement, as disclosed in the Company SEC Documents), unless otherwise agreed by the Purchaser in advance.

(d)     Conversion Shares. The Conversion Shares have been duly and validly authorized for issuance by the Company and, when issued and delivered by the Company to the Purchaser in accordance with the terms of the Convertible Note will be (i) duly and validly issued, fully paid and non- assessable, and rank pari passu with, and carry the same rights in all aspects as, the other Ordinary Shares then in issue, (ii) entitled to all dividends and other distributions declared, paid or made thereon, and (iii) free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or as disclosed in the Company SEC Documents or created by virtue of the transactions under this Agreement (collectively, the “Encumbrances”). Upon entry of the Purchaser into the register of members of the Company as the legal owner of the Conversion Shares, the Company will transfer to the Purchaser good and valid title to the Conversion Shares, free and clear of any Encumbrances.

(e)     Non-contravention. None of the execution and the delivery of this Agreement and other Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any provision of the organizational documents of the Company, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company is subject, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of any Encumbrances under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the Company’s or any of its Subsidiaries’ assets are subject, except, in the case of (ii) and (iii) above, for such conflicts, breach, defaults, rights or violations, which would not reasonably be expected to result in a Material Adverse Effect. There is no action, suit or proceeding, pending or, to the knowledge of the Company, threatened against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.

(f)      Consents and Approvals. None of the execution and delivery by the Company of this Agreement or any Transaction Agreement, nor the consummation by the Company of any of the transactions contemplated here by or thereby, nor the performance by the Company of this Agreement or other Transaction Agreements in accordance with their respective terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date and except for any filing or notification required to made with the SEC, or the NASDAQ Stock Exchange, or the CSRC regarding the issuance of the Convertible Note or the Conversion Shares.

(g)     Compliance with Laws. The business of the Company and its Subsidiaries is not being conducted, and has not been conducted at any time during the three years prior to the date hereof, in violation of any Applicable Law (including, without limitation, the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, the PRC anti- bribery laws, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency, in each case as supplemented, amended, re-enacted or replaced from time to time) or government order applicable to the Company in any material respect. Except as disclosed in the Company SEC Documents, the Company and each of its Subsidiaries have all permits, licenses, authorizations, consents, orders and approvals in material respects (collectively, the “Permits”) that are required in order to carry on their business as presently conducted. Except as disclosed in the Company SEC Documents, all such Permits are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened. The Company has complied with the applicable listing and corporate governance rules and regulations of the NASDAQ Stock Exchange in all material respects. The Company and its Subsidiaries have taken no action designed to, or reasonably likely to have the effect of, delisting the ADSs from the NASDAQ Stock Exchange. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the ADSs on the NASDAQ Stock Exchange and the Company has not received any notification that the SEC or the NASDAQ Stock Exchange is contemplating suspending or terminating such listing (or the applicable registration under the Exchange Act related thereto).

(h)    Information. All information which has been provided by or on behalf of the Company or its authorized representatives to the Purchaser, its advisers or agents in the course of the negotiation leading to this Agreement and the other Transaction Agreements is true, complete and accurate.

(i)      Capitalization.

(i)         The authorized share capital of the Company consists of 5,000,000,000 Ordinary Shares, of which 648,134,414 Ordinary Shares are issued and outstanding as of the date hereof, and 51,550,661 Ordinary Shares have been reserved under the 2022 Stock Incentive Plan of the Company as disclosed in the Company SEC Documents. All of the Company’s issued and outstanding Ordinary Shares are fully paid and non-assessable. Except as disclosed in the Company SEC Documents, the Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have been granted the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. All issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable, are free of preemptive rights, were issued in compliance with applicable U.S. and other applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal, or similar right and the ADSs have been duly listed and admitted and authorized for trading on the NASDAQ Stock Exchange.

(ii)        Except as set forth above in this Section 4.01(i), there are no outstanding (A) shares of capital stock or voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) preemptive or other outstanding rights, options, warrants, conversion rights, “phantom” stock rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(iii)       Except as disclosed in the Company SEC Documents, to the knowledge of the Company, there are no registration rights, rights of first offer, rights of first refusal, tag-along rights with respect to the securities of the Company or any Subsidiary of the Company that have been granted to any Person.

(iv)      All outstanding shares of capital stock or other securities or ownership interests of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and all such shares or other securities or ownership interests in any Subsidiary of the Company are owned, directly or indirectly, by the Company free and clear of any Encumbrance.

(j)      SEC Matters. The Company has filed or furnished, as applicable, on a timely basis, all registration statements, proxy statements and other documents required to be filed or furnished by it with the SEC, including the Company SEC Documents. None of the Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or in each case, if amended prior to the date hereof, as of the date of the last such amendment: (A) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated thereunder applicable to the Company SEC Documents (as the case may be) and (B) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)     Financial Statements.

(i)         The financial statements (including any related notes) contained in the Company SEC Documents: (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except (a) as may be otherwise specifically provided in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed to summary statements) and (C) fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby (other than as may have corrected or clarified in a subsequent Company SEC Document), in each case except as disclosed therein and as permitted under the Exchange Act.

(ii)        Neither the Company nor any of its Subsidiaries is a party to, nor has any commitment to become a party to, any joint venture, off- balance sheet partnership or any similar contract, agreement, arrangement or undertaking (including any contract, agreement, arrangement or undertaking relating to any transaction or relationship between or among one or more of the Company and/or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such contract, agreement, arrangement or undertaking is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

(iii)       The independent registered public accounting firm engaged by the Company, who has certified certain financial statements of the Company, is an independent public accountant as required by the Securities Act and the rules and regulations of the SEC thereunder and is independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

(l)      Internal Control and Procedures. The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, including policies and procedures that (A) mandate the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of management and the board of directors of the Company and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company. Save as disclosed in the Company SEC Documents, there are no material weaknesses or significant deficiencies in the Company’s internal controls. The Company’s auditors and the audit committee of the board of directors of the Company have not been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2025, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except for the implementation of certain measures to address the material weakness in the Company’s internal control over financial reporting that has been disclosed in the Company SEC Documents.

(m)   No Undisclosed Liabilities. There are no liabilities of the Company or any Subsidiary of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than: (i) liabilities reflected on, reserved against, or disclosed in the Company’s audited consolidated balance sheet as of December 31, 2025, (ii) liabilities incurred since December 31, 2025 in the ordinary course of business consistent with past practices, (iii) any other undisclosed liabilities that are not material to the Company and its Subsidiaries on a consolidated basis, and (iv) any liabilities incurred as a result of the Company’s performing the transactions contemplated by any Transaction Agreement. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the Company SEC Documents nor any obligations to enter into any such arrangements.

(n)     Investment Company. The Company is not and, after giving effect to the offering and sale of the Convertible Note, the consummation of the offering and the application of the proceeds hereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(o)    No Registration. Assuming the accuracy of the representations and warranties set forth in Section 4.02 of this Agreement, it is not necessary in connection with the issuance and sale of the Convertible Note (and, when issued, the Conversion Shares) to register the Convertible Note (and, when issued, the Conversion Shares) under the Securities Act or to qualify or register them under applicable U.S. state securities laws. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its Affiliates or any person acting on its behalf with respect to any Convertible Note; and none of such Persons has taken any actions that would result in the sale of any of the Convertible Note to the Purchaser under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

(p)     Brokers. The Company has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Convertible Note, and the Company is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Convertible Note.

(q)    Absence of Changes. Since December 31, 2025, the Company and its Subsidiaries have conducted their business in the ordinary course of business consistent with past practice and there has not been:

(i)         any declaration, setting aside or payment of any dividend or other distribution with respect to any securities of the Company or any of its Subsidiaries (except for dividends or other distributions by any Subsidiary to the Company or to any of the Company’s wholly owned Subsidiaries);

(ii)       any issuances or sales of shares of capital stock or other securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries or any redemption, share splits, reclassifications, share dividends, share combinations or other recapitalizations of any such securities other than pursuant to any Employee Benefit Plan effective as at the date of this Agreement;

(iii)       any amendment to the constitutional documents of the Company;

(iv)       any redemption or repurchase of any equity securities of the Company; or

(v)        any entry into any contract, agreement, instrument or other document in respect of any of the foregoing.

(r)      Contracts. The Company has filed as exhibits to the Company SEC Documents all contracts, agreements and instruments (including all amendments thereto) to which the Company or any of its Subsidiaries is a party or by which it is bound and which is material to the business of the Company and its Subsidiaries, taken as a whole, and are required to be filed as an exhibit to the Company SEC Documents pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K promulgated by the SEC (the “Material Contracts”). Each Material Contract is in full force and effect and, to the knowledge of the Company, enforceable against the counterparties of the Company or the Subsidiaries party thereto, except for the contracts and agreements that have already expired pursuant to the terms therein (which for the avoidance of doubt excludes those contracts or agreements that had been terminated by the other party thereto for cause). The Company and its Subsidiaries and, to the knowledge of the Company, each other party thereto, are not in default under, or in breach or violation of, any Material Contract, in all material respects. To the Company’s knowledge, no event, fact or circumstance has occurred that will have or is reasonably expected to have a material adverse impact on the renewal or extension of any Material Contract.

(s)     Litigation. Except as disclosed in the Company SEC Documents and to the knowledge of the Company, any officer and director of the Company or any of its Subsidiaries in their capacities as such, there are no pending or threatened material actions, claims, demands, investigations, examinations, indictments, litigations, suits or other criminal, civil or administrative or investigative proceedings before or by any Governmental Authority or by any other person against the Company or any of its Subsidiaries or any proceedings that seek to restrain or enjoin the consummation of the transactions under the Transaction Agreements.

(t)     Ownership of Assets. The Company and its Subsidiaries have good and marketable title to, or in the case of leased property and assets, have valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) reflected on the Company’s consolidated unaudited balance sheet as of December 31, 2025 or acquired thereafter, except for properties and assets sold since such date in the ordinary course of business consistent with past practices and except where the failure to have such good and marketable title or valid leasehold interests would not have a Material Adverse Effect.

(u)     Intellectual Property. All registered or unregistered, (i) patents, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations and interferences thereof); (ii) trademarks, service marks, trade dress, trade names, taglines, brand names, logos and corporate names and all goodwill related thereto; (iii) copyrights, mask works and designs; (iv) trade secrets, know-how, inventions, processes, procedures, databases, confidential business information and other proprietary information and rights; (v) computer software programs, including all source code, object code, specifications, designs and documentation related thereto; and (vi)domain names, Internet addresses and other computer identifiers, in each case that is material to the business of the Company or any of its Subsidiaries as currently being conducted (the “Intellectual Property”) is either (a) owned by the Company or one or more of its Subsidiaries or (b) is used by the Company or one or more of its Subsidiaries pursuant to a valid license. To the knowledge of the Company, there are no material infringements or other material violations of any Intellectual Property owned by the Company or any of its Subsidiaries by any third party. The Company and its Subsidiaries have taken all necessary actions to maintain and protect each item of Intellectual Property. The conduct of the business of the Company and its Subsidiaries does not infringe or otherwise violate any intellectual property or other proprietary rights of any other person in material respects, and there is no action pending or, to the knowledge of the Company, threatened alleging any such infringement or violation or challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(v)     Employment Matters.

(i)         Neither the Company nor any of its Significant Subsidiaries is a party to or bound by any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its Significant Subsidiaries. There are no unfair labor practice complaints pending, or to the knowledge of the Company, threatened, against the Company or any of its Significant Subsidiaries before any Governmental Authority. Each of the Company and its Subsidiaries complies with all Applicable Laws relating to employment and employment practices (including without limitation, terms and conditions of employment, termination of employment, mandatory severance benefits, pension programs, social insurance programs, employee health and safety, equal employment, employment of veterans and the handicapped, and prohibition of discrimination) in all material aspects. There is no material claim with respect to payment of wages, salary, overtime pay, withholding individual income taxes, social security fund or housing fund that has been asserted and is now pending or, to the knowledge of the Company, threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any of its Significant Subsidiaries.

(ii)        Each Employee Benefit Plan is in compliance in all material respects with its terms and the requirements of all Applicable Laws. All employer and employee contributions to each Employee Benefit Plan required by the terms of such Employee Benefit Plan or by the Applicable Laws have been made, or, if applicable, accrued in accordance with normal accounting practices and in compliance in all material respects with its terms and the requirements of all Applicable Laws. Each Employee Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Authorities.

(w)    Tax Status. Except as disclosed in the Company SEC Documents, the Company and each of its Subsidiaries (i) has made or filed in the appropriate jurisdictions all material foreign, federal and state income and all other tax returns required to be filed or maintained in connection with the calculation, determination, assessment or collection of any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto) (each a “Tax”), including all amended returns required as a result of examination adjustments made by any Governmental Authority responsible for the imposition of any Tax (collectively, the “Returns”), and such Returns are true, correct and complete in all material respects, and (ii) has paid all material Taxes and other governmental assessments and charges shown or determined to be due on such Returns, except those being contested or will be contested in good faith. Except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries has received notice regarding unpaid foreign, federal and state income in any amount or any Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any reasonable basis for such claim. No Returns filed by or on behalf of the Company or any of its Subsidiaries with respect to material Taxes are currently being audited, and neither the Company nor any of its Subsidiaries has received notice of any such audit.

(x)     Tax Election. No Tax elections under the income tax laws of the United States have been made with respect to the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries is, or is at risk of being or becoming, classified as a “passive foreign investment company” or a “controlled foreign corporation” for United States federal income tax purposes.

(y)     Solvency. Both before and after giving effect to the transactions contemplated by this Agreement and other Transaction Agreements, each of the Company and its Subsidiaries will have adequate capital and liquidity with which to engage in their businesses as currently conducted and as described in the Company SEC Documents.

(z)     Transactions with Affiliates and Employees. All related party transactions required to be disclosed under applicable rules of the NASDAQ Stock Exchange or the applicable securities law have been accurately described in the Company SEC Documents in all material respects. Any such related party transaction was entered into on terms and conditions no less favorable to the Company or its applicable Subsidiary than those applicable in comparable transactions between independent parties acting at arm’s length.

(aa)   Environment. Each of the Company and its Subsidiaries (i) has at all times complied and are presently in compliance with all applicable Environmental Laws in all material respects; (ii) has not received any notice, demand, claim, letter or request for information, relating to any alleged violation of Environmental Law, or otherwise identifies an environmental concern, health and safety concern or any other concern relating to the security and protection of people, property, flora and fauna relating thereto; (iii) possesses all approvals, consents or authorizations required under Environmental Laws for its business as presently conducted and there are no circumstances that could reasonably be expected to result in any such approvals, consents or authorizations being revoked, terminated, revised, amended or not renewed in the ordinary course of its business. There has been no incident of any occupational disease incurred by any employees of the Company or any of its Subsidiaries due to harmful factors present in their working environment or the nature of their work, and there are no other circumstances or conditions. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(bb)  Use of Proceeds. The application of the net proceeds from the issue and sale of the Convertible Note will not (i) contravene any provision of any current and Applicable Laws or the current constituent documents of the Company or any of its Subsidiaries, (ii) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Subsidiaries, or (iii) contravene or violate the terms or provisions of any order or decree of any government entity having jurisdiction over the Company or any Subsidiary.

(cc)   Sanctions.

(i)        None of the Company, any of its Subsidiaries, or any director or officer thereof, or, to the Company's knowledge, any agent, affiliate, employee or other representative of the Company or any of its Subsidiaries, is a Person that is, or is owned or controlled by one or more Persons that are: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”) (including under Council Regulation (EC) No. 194/2008), Her Majesty's Treasury (“HMT”), the State Secretariat for Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”),or engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable executive order, or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)        The Company will not, directly or indirectly, use the proceeds of the offering received by the Company, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)       For the past five (5) years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(dd)  No Stamp Duty. Except as disclosed in the Company SEC Documents, no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Purchasers, the Company or any of its Subsidiaries in the Cayman Islands, the PRC, any other jurisdiction in which the Company is organized, incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes, any jurisdiction from or through which a payment is made by or on behalf of the Company or any political subdivision thereof or therein having the authority to tax, in connection with (i) the execution, delivery or consummation of, or consummation of the transactions contemplated by, this Agreement, the Convertible Note, (ii) the creation, allotment and issuance of the Ordinary Shares represented by the Underlying ADSs to be issued upon conversion of the Conversion Shares, (iii) the deposit with the Depositary of the Ordinary Shares represented by the Underlying ADSs by the Company against the issuance of ADRs evidencing the Underlying ADSs, (iv) the issuance and delivery of the Underlying ADSs, when issued by the Company upon conversion of the Conversion Shares, (v) the issuance, sale and delivery of the Conversion Shares to or for the accounts of the Purchaser, or (vi) the resale and delivery of the Conversion Shares by the Purchaser in the manner contemplated herein.

(ee)  Labor disputes. No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in the Company SEC Documents, or, to the knowledge of the Company, is imminent; and, to the Company’s knowledge, there is no existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(ff)    Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except in each case as described in the Company SEC Documents.

(gg)  No Side Agreement. None of the Company nor any of its Subsidiaries has entered into any side agreement, side letter or any other agreements or documents or consummated any transactions referred to in Section 5.03 of which true and accurate copies of such agreements or documents, or materials related to such transactions have not been provided to the Purchaser.

SECTION 4.02          Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing, as follows:

(a)     Due Formation. The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization. The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b)    Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and other Transaction Agreements to which it is to become a party and each other agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and each other Transaction Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser of this Agreement and each other Transaction Agreement to which it is or is to become a party and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c)     Valid Agreement. This Agreement has been, and each other Transaction Agreement to which it is to become a party will be, duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes (or, when executed and delivered in accordance herewith will constitute), the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Exception and except as limited bylaws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)     Non-contravention. None of the execution and the delivery of this Agreement or any other Transaction Agreement, nor the consummation of the transactions contemplated hereby or thereby, by the Purchaser will violate any provision of the organizational documents of the Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Purchaser is subject.

(e)     Consents and Approvals. None of the execution and delivery by the Purchaser of this Agreement and the Transaction Agreements to which the Purchaser is to become a Party, nor the consummation by the Purchaser of any of the transactions contemplated hereby or thereby, nor the performance by the Purchaser of this Agreements or any such Transaction Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given at or prior to the Closing.

(f)      Status and Investment Intent.

(i)        Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Convertible Note. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii)        Purchase Entirely for Own Account. The Purchaser is acquiring the Convertible Note pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof in a manner that would violate the registration requirements of the Securities Act.

(iii)      Restricted Securities. The Purchaser acknowledges that the Convertible Note is “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges that, absent an effective registration under the Securities Act, the Securities may only be offered, sold or otherwise transferred (x) to the Company, (y) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (z) pursuant to an exemption from registration under the Securities Act.

(iv)      Not a U.S. Person. The Purchaser is either (i) not a “U.S. person” as defined in Rule 902 of Regulation S, or (ii) an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act.

ARTICLE V
COVENANTS

SECTION 5.01          Conduct of Business of the Company.

From the date hereof until the Closing Date,

(a)     the Company shall, and the Company shall cause each of its Subsidiaries to (i) conduct its business and operations in the ordinary course of business consistent with past practice, and (ii) not take any action, or omit to take any action, that would reasonably be expected to make any of its representations and warranties in this Agreement untrue such that the Condition set out in Section 3.02(a) would not be satisfied at the Closing Date;

(b)     the Company shall (i) take all actions necessary to continue the listing and trading of its ADSs on the NASDAQ Stock Exchange and shall comply with the Company’s reporting, filing and other obligations under the rules of the NASDAQ Stock Exchange, and (ii) file with the NASDAQ Stock Exchange a supplemental listing application in respect of the Conversion Shares, when issued and delivered in the manner contemplated by the Convertible Note; and

(c)     the Company shall promptly notify the Purchaser of any event, condition or circumstance occurring prior to the Closing Date that would constitute a breach of any terms and conditions contained in this Agreement.

SECTION 5.02          FPI Status.

Without limiting the generality of the foregoing, the Company shall promptly after the date hereof and reasonably prior to the Closing take all necessary or desirable actions required to duly and validly rely on the exemption for foreign private issuers from applicable rules and regulations of the NASDAQ Stock Exchange with respect to corporate governance to rely on “home country practice” in connection with the transactions contemplated hereunder (including an exemption from any NASDAQ Stock Exchange rules that would otherwise require seeking shareholder approval in respect of such transactions), including without limitation, to the extent necessary, making disclosures, notices and filings to or with the SEC and NASDAQ Stock Exchange and obtaining an adequate opinion of counsel in respect of the home country practice exemption. The Company will use commercially reasonable efforts to continue the listing and trading of its ADSs on the NASDAQ Stock Exchange and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

SECTION 5.03          Other Transactions.

During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 7.14 hereof or six (6) months after the Closing Date (such period, the “MFN Period”), the Company agrees not, without the consent of the Purchaser, to initiate, solicit, encourage or engage in any discussion or negotiation of any type with, provide any information to, accept any proposal from, or enter into any letter of intent, purchase contract or any other similar agreement, or consummate any transaction, with any Persons other than the Purchaser with respect to the issuance, sale, grant, transfer, purchase or other acquisition by any such Person of, other than pursuant to the Employee Benefit Plan effective as at the date of this Agreement), (i) any convertible note that contains terms and conditions with respect to the subscription or purchase of securities of the Company, or has the effect of establishing any investor or shareholder rights or benefits to such Person, that are in each case more favorable than the comparable terms and conditions or rights or benefits of the Purchaser under this Agreement or the other Transaction Agreements, or (ii) any other Company Securities that have the effect of establishing any investor or shareholder rights or benefits to such Person, that are in each case more favorable than the comparable investor or shareholder rights or benefits to which the Purchaser is entitled upon its exercise of the conversion right, except pursuant to the ATW 2025 CB Purchase Agreement. During the MFN Period, the Company undertakes not to, and cause all of its Subsidiaries not to, enter into any agreement, side letter or any other agreements or documents or consummate any transactions referred to in this Section 5.03 of which true and accurate copies of such agreements or documents, or materials relating to such transactions shall have not been provided to the Purchaser.

SECTION 5.04          Further Assurances.

From the date of this Agreement until the Closing, the Parties shall each use their respective reasonable best efforts to fulfill or obtain the fulfillment of the condition precedent to the consummation of the transactions contemplated hereby and by the Transaction Agreements.

SECTION 5.05          No Contract.

Without limiting the generality of the foregoing, the Company agrees that from the date hereof until the Closing Date, it shall not make (or otherwise enter into any contract with respect to) (x) any material change in any method of accounting or accounting practice by the Company or any of its Subsidiaries; (y) any declaration, setting aside or payment of any dividend or other distribution with respect to any securities of the Company or any of its Subsidiaries (except for dividends or other distributions by any Subsidiary to the Company or to any of the Company’s Subsidiaries) or (z) any redemption, repurchase or other acquisition of any share capital of the Company or any of its Subsidiaries, except in each case for the avoidance of doubt as contemplated by the Transaction Agreements.

SECTION 5.06          Reservation of Shares.

The Company shall ensure that it has sufficient number of duly authorized Ordinary Shares to comply with its obligations to issue the Conversion Shares pursuant to the terms of the Convertible Note.

SECTION 5.07          No Integrated Offering.

The Company shall not, and shall cause its Affiliates and any Person acting on its or their behalf not to, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of the issuance of any of the Convertible Note (and, when issued, the Conversion Shares) under the Securities Act whether through integration with prior offerings or otherwise.

SECTION 5.08          Use of Proceeds.

The Company undertakes to reserve and dedicate the proceeds from the issue and sale of the Convertible Note solely for capital expenditure and/or other working capital purpose in connection with the Company’s daily operations, and/or any other purposes as approved by the Purchaser from time to time.

SECTION 5.09          CSRC Filing.

From and after the Closing Date, the Company shall comply with all requirements and timely submit all requisite filings in connection with the transactions contemplated by this Agreement with the CSRC in accordance with the relevant CSRC filing rules.

SECTION 5.10          Registration Right.

The Purchaser shall be entitled to customary demand and piggyback registration rights similar to other shareholders of the Company as disclosed in the Company SEC Documents. At the request of the Purchaser, the Company shall enter into a customary registration agreement with the Purchaser.

ARTICLE VI
INDEMNIFICATION

SECTION 6.01          Indemnification.

From and after the Closing Date and subject to Section 6.04, the Company (the “Indemnifying Party”), shall indemnify and hold the Purchaser, its Affiliates and their respective directors, officers, agents, successors and assigns (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and costs, including but not limited to any investigative, legal and other expenses incurred and any Taxes or levies that may be payable by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) by any Indemnified Party as a result of or arising out of: (i) breach of any representation or warranty of the Indemnifying Party contained in the Transaction Agreements; (ii) violation or nonperformance, partial or total, of any covenant or agreement of the Indemnifying Party contained in the Transaction Agreements; or (iii) any failure of the Indemnifying Party to comply with Applicable Laws in relation to Taxes to the extent required in connection with the transactions contemplated by this Agreement or any other Transaction Agreement and/or any conversion of the Convertible Note. In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any.

SECTION 6.02          Third Party Claims.

(a)     If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this ARTICLE VI, then the Indemnified Party shall promptly following receipt of notice of such claim (i) notify the Indemnifying Party thereof in writing and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement. Notwithstanding the foregoing, no failure or delay in providing such notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnity hereunder, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure or delay.

(b)     Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by, within thirty (30) days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the proceeding; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if (i) the Third Party Claim relates to or arises in connection with any criminal action, (ii) the Third Party Claim seeks an injunction or equitable relief against any Indemnified Party (other than immaterial equitable relief in connection with an award of monetary damages) or (iii) the Indemnifying Party has not acknowledged that such Third Party Claim is subject to indemnification pursuant to this ARTICLE VI. If the Indemnifying Party assumes the defense of a Third Party Claim pursuant to this Section 6.02(b), the Indemnifying Party shall conduct such defense in good faith.

(c)     If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate reasonably with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including in connection with the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 6.02(b).

(d)     In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within the 30 days of the Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

SECTION 6.03          Other Claims.

In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided, that no failure or delay in providing such notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnity hereunder, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure or delay.

SECTION 6.04          Limitation on the Company’s Liability.

Absent fraud, intentional misrepresentation or willful breach on the part of the Company:

(a)     the Indemnifying Party shall have no liability to the Indemnified Parties with respect to any breach of any representation or warranty (other than Fundamental Warranties) made by the Company in this Agreement unless the aggregate amount of the Losses suffered or incurred by such Indemnified Parties thereunder exceeds US$1 million, in which case the Indemnifying Party shall be liable to such Indemnified Parties for the full amount of their Losses from dollar one pursuant to Section 6.01;

(b)     the maximum aggregate liabilities of the Indemnifying Party in respect of Losses suffered by the Indemnified Parties with respect to any breach of any representation or warranty (other than Fundamental Warranties) made by the Company in this Agreement shall not in any event be greater than the Purchase Price; and

(c)     notwithstanding any other provision contained herein, from and after the Closing, the right to indemnity pursuant to ARTICLE VI shall be the sole and exclusive remedy of any of the Indemnified Party for any claims against the Company arising out of or resulting from this Agreement; provided that the Purchaser shall also be entitled to specific performance or other equitable remedies in any court of competent jurisdiction pursuant to Section 7.13 hereof.

ARTICLE VII
MISCELLANEOUS

SECTION 7.01          Survival of the Representations and Warranties.

(a)     The Fundamental Warranties shall survive indefinitely or until the latest date permitted by law and the representations contained in Section 4.01(w) shall survive until the expiration of the applicable statute of limitations. All other representations and warranties of the Company contained in this Agreement shall survive the Closing until two (2) years after the Closing Date.

(b)     Notwithstanding anything to the contrary in the foregoing clauses, (i) any breach of representation or warranty in respect of which indemnity maybe sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought in accordance with this Agreement prior to such time and (ii) any breach of representation or warranty in respect of which indemnity may be sought that was caused as a result of fraud or intentional misrepresentation shall survive until the latest date permitted by law.

SECTION 7.02          Governing Law; Arbitration.

This Agreement shall be governed and interpreted in accordance with the laws of Hong Kong. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force at the time of commencement of the arbitration. There shall be three (3) arbitrators. The Company shall have the right to appoint one arbitrator, the Purchaser shall have the right to appoint the second arbitrator, and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

SECTION 7.03          No Third Party Beneficiaries.

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) to enforce any term of this Agreement.

SECTION 7.04          Acknowledgement.

The Purchaser acknowledges that it understands that the Company, in issuing the Convertible Note to the Purchaser pursuant to this Agreement, is relying upon the exemption from registration provided by Regulation S under the Securities Act.

SECTION 7.05          Amendment.

This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

SECTION 7.06          Binding Effect.

This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns and legal representatives.

SECTION 7.07          Assignment.

Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the any Party without the express written consent of another Party. Any purported assignment in violation of the foregoing sentence shall be null and void. Notwithstanding the foregoing, the Purchaser may assign its rights and obligations hereunder to any of its Affiliates.

SECTION 7.08          Notices.

All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) in writing and served by personal delivery upon the party for whom it is intended; or (b) if delivered by certified mail, registered mail or courier service, return- receipt received to the party at the address set forth below:

If to Company, at:	Lotus Technology Inc. Address: Zuo'an Avenue, Jun Shan Xin Cheng, Caidian District, Wuhan, Hubei, China Attention: ****** Email: ******
If to Purchaser, at:	Geely International (Hong Kong) Limited Address: No.1760 Jiangling Rd, Binjiang District, Hangzhou, Zhejiang, China, 310051 Attention: ****** Email: ******

Any Party may change its address for purposes of this Section 7.08 by giving another Party hereto written notice of the new address in the manner set forth above. For the avoidance of doubt, only notice delivered to the address and person of the Parties to this Agreement shall constitute effective notice to such party for the purposes of this Agreement.

SECTION 7.09          Entire Agreement.

This Agreement and the other Transaction Agreements including the schedules and exhibits hereto and thereto constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby and thereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby and thereby are merged and superseded by this Agreement and the other Transaction Agreements.

SECTION 7.10          Severability.

If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

SECTION 7.11          Fees and Expenses.

The Company will reimburse the Purchaser all fees, costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and other Transaction Agreements and the transactions contemplated hereby and thereby.

SECTION 7.12          Confidentiality.

(a)     Each Party shall keep confidential any non-public material or information with respect to the business, technology, financial conditions, and other aspects of another Party which it is aware of, or have access to, in signing or performing this Agreement (including written or non-written information, hereinafter the “Confidential Information”). Confidential Information shall not include any information that is (a) previously known on a non-confidential basis by the receiving Party, (b) in the public domain through no fault of such receiving Party, its Affiliates or its or its Affiliates’ officers, directors or employees, (c) received from a party other than the Company or the Company’s representatives or agents, so long as such party was not, to the knowledge of the receiving party, subject to a duty of confidentiality to the Company or (d) developed independently by the receiving Party without reference to confidential information of the disclosing party. No Party shall disclose such Confidential Information to any third Party. Either Party may use the Confidential Information only for the purpose of, and to the extent necessary for performing this Agreement; and shall not use such Confidential Information for any other purposes. The Parties hereby agree, for the purpose of this Section 7.12, that the existence and terms and conditions of this Agreement and schedule hereof shall be deemed as Confidential Information.

(b)     Notwithstanding any other provisions in this Section 7.12, if any Party believes in good faith that any announcement or notice must be prepared or published pursuant to Applicable Laws (including any rules or regulations of any securities exchange or valid legal process) or information is otherwise required to be disclosed to any Governmental Authority, such Party may, in accordance with its understanding of the Applicable Laws, make the required disclosure in the manner it deems in compliance with the requirements of Applicable Laws; provided, that, the Party who is required to make such disclosure shall, to the extent permitted by law and so far as it is practicable, provide another Party with prompt notice of such requirement and cooperate with another Party at such another Party’s request and at the requesting Party’s cost, to enable such another Party to seek an appropriate protection order or remedy. In addition, each Party may disclose, after giving prior notice to another Party to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, Confidential Information to the extent required under judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement or any Transaction Agreement; provided that, the Party who is required to make such disclosure shall, to the extent permitted by law and so far as it is practicable, at another Party’s request and at the requesting Party’s cost, cooperate with another Party to enable such another Party to seek an appropriate protection order or remedy.

(c)     Each Party may disclose the Confidential Information only to its Affiliates and its and its Affiliates’ officers, directors, employees, agents and representatives on a need-to-know basis in the performance of the Transaction Agreements; provided that, such Party shall ensure such persons strictly abide by the confidentiality obligations hereunder.

(d)     Without the prior written consent of the Purchaser (regardless of whether or not the Purchaser is then a shareholder of the Company), the Company shall not, and shall cause its Affiliates not to, (i) use in advertising, publicity, announcements, or otherwise, the name of the Purchaser or any Affiliate of the Purchaser, either alone or in combination with any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by the Purchaser or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by the Company or any of its Affiliates has been approved or endorsed by the Purchaser or any of its Affiliates.

(e)     The confidentiality obligations of each Party hereunder shall survive the termination of this Agreement. Each Party shall continue to abide by the confidentiality clause hereof and perform the obligation of confidentiality it undertakes until the other Party approves release of that obligation or until a breach of the confidentiality clause hereof will no longer result in any prejudice to the other Party.

SECTION 7.13          Specific Performance.

The Parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 7.14          Termination.

(a)     This Agreement shall automatically terminate as between the Company and the Purchaser upon the earliest to occur of:

(i)         the written consent of each of the Company and the Purchaser;

(ii)        the delivery of written notice to terminate by either the Company or the Purchaser if the Closing shall not have occurred by three (3) months after the date of this Agreement; provided, however, that such right to terminate this Agreement under this Section 7.14(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

(iii)       by the Company or the Purchaser in the event that any Governmental Authority shall have issued a judgment or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Agreements and such judgment or other action shall have become final and non-appealable.

(b)     Upon the termination of this Agreement, this Agreement will have no further force or effect, except for the provisions of Section 7.02 (Governing Law; Arbitration), Section 7.08 (Notices) and Section 7.12 (Confidentiality) hereof, which shall survive any termination under this Section 7.14; provided, that neither the Company nor the Purchaser shall be relieved or released from any liabilities or damages arising out of (i) fraud or (ii) any breach of this Agreement prior to such termination.

SECTION 7.15          Headings.

The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

SECTION 7.16          Execution in Counterparts.

For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

SECTION 7.17          Public Disclosure.

Without limiting any other provision of this Agreement, both the Purchaser and the Company shall consult and agree with each other on the terms and content of a joint press release with respect to the execution of this Agreement and any other Transaction Agreements and the transactions contemplated hereby and thereby and no press release shall be issued by any Party hereto without the prior written consent of another Party. Thereafter, neither the Company nor the Purchaser, nor any of their respective Affiliates, shall issue any press release or other public announcement or communication (to the extent not previously publicly disclosed or made in accordance with this Agreement or any other Transaction Agreements) with respect to the transactions contemplated hereby or thereby without the prior written consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent a party’s counsel deems such disclosure necessary or desirable in order to comply with any law or the regulations or policies of any securities exchange or other similar regulatory body (in which case the disclosing party shall give the other parties notice as promptly as is reasonably practicable of any required disclosure to the extent permitted by Applicable Laws), shall limit such disclosure to the information such counsel advises is required to comply with such law or regulations, and if reasonably practicable, shall consult with the other party regarding such disclosure and give good faith consideration to any suggested changes to such disclosure from the other party. Notwithstanding anything to the contrary in this Section 7.17, the Purchaser and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not materially inconsistent with previous press releases, public disclosures or public statements made by the Company or the Purchaser and do not reveal material, non-public information regarding another Party or the transactions contemplated by this Agreement.

SECTION 7.18          Waiver.

No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Lotus Technology Inc.

By:	/s/ Qingfeng Feng
Name: Qingfeng Feng
Title: Director

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Geely International (Hong Kong) Limited

By:	/s/ Donghui Li
Name: Donghui Li
Title: Director